                                                                    EXHIBIT 23.5

                      [SECURITIES DATA COMPANY LETTERHEAD]

                                                    40 West 57th Street
                                                    Suite 1000
                                                    New York, New York 10019
                                                    Telephone: 212.484.4701
                                                    Facsimile: 212.484.4740
                                                    Client Support: 201.622.5200


April 9, 1999



We hereby consent to the use of the information we provided for use in Amendment No. 1 to the Registration Statement (No. 333-74449) relating to the offering of shares of Common Stock by The Goldman Sachs Group, Inc. and to the references to our name in Amendment No. 1 to the Registration Statement, including under the caption "Experts".


Securities Data Company,
A Division of Thomson Information Services


/s/ Kenneth J. Seng
Kenneth J. Seng
Director, Account Management & Client Training